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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 22, 2019

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	800-281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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SEC 873 (09/17)

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Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Chase Credit Agreement
On April 22, 2019, Arotech Corporation (“Arotech”) and JPMorgan Chase Bank, N.A. (“Chase”) entered into a new amendment to their Credit Agreement (the “Eighth Amendment”). Arotech reported this transaction in a Current Report on Form 8-K that it filed with the Securities and Exchange Commission on April 25, 2019, appending to such filing a conformed copy of the Eighth Amendment. Subsequently, Arotech and Chase discovered a mutual mistake in the Eighth Amendment: a typographical error in Section 1.11(b) of the Eighth Amendment that erroneously used the phrase “greater than” instead of the mutually intended phrase “less than.” By agreement of the parties, a corrected page has been substituted for the original page, and the Registrant is herewith filing a corrected conformed copy of the Eighth Amendment.
The foregoing description of the Eighth Amendment is qualified in its entirety by the terms of the Eighth Amendment, a corrected version of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Eighth Amendment to Credit Agreement between the Registrant and JPMorgan Chase Bank, N.A. dated April 22, 2019 (corrected version)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel
Dated:    May 7, 2019